As filed with the Securities and Exchange Commission on September 27, 1996.
                                       Registration Statement No. 33-__________
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MAGELLAN HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                          58-1076937

(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                         identification no.)


                      3414 Peachtree Road, N.E., Suite 1400
                                Atlanta, GA 30326
                    (Address of principal executive offices)
                                   (Zip Code)

              MAGELLAN HEALTH SERVICES, INC. 1996 STOCK OPTION PLAN MAGELLAN HEALTH SERVICES, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN MAGELLAN HEALTH SERVICES, INC. 1996 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)


                                 STEVE J. DAVIS
                           Executive Vice President -
                   Administrative Services and General Counsel
                         Magellan Health Services, Inc.
                      3414 Peachtree Road, N.E., Suite 1400
                                Atlanta, GA 30326
                     (Name and address of agent for service)

                                 (404) 841-9200
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                HOWARD A. MCLURE
                          Vice President and Controller
                         Magellan Health Services, Inc.
                      3414 Peachtree Road, N.E., Suite 1400
                                Atlanta, GA 30326

              -----------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
                                 (See next page)
              -----------------------------------------------------

(Continued from previous page)


                         CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------

                                                   Proposed              Proposed
 Title of                                          maximum               maximum
securities                   Amount                offering             aggregate                Amount of
 to be                       to be                  price                offering                registration
registered (2)             registered            per share (1)           price (1)                   fee
- --------------             ----------            -------------          -------------            ------------


Common Stock,              2,600,000                $24.00              $49,866,125.00           $17,195.22
par value
$0.25 per share

- ------------------------------------------------------------------------------


(1) Shares of Common Stock being registered with respect to the 1996 Stock Option Plan consist of 1,285,000 shares having a weighted average exercise price of $18.675 per share and 465,000 shares for which the offering price is not known. Shares of Common Stock being registered with respect to the 1997 Employee Stock Purchase Plan consist of 600,000 for which the offering price is not known. Shares of Common Stock being registered with respect to the 1996 Directors' Stock Option Plan consist of 125,000 shares having an exercise price of $18.25 per share, 25,000 shares having an exercise price of $22.375, 25,000 shares having an exercise price of $23.375, and 75,000 shares for which the offering price is not known. Pursuant to Rule 457(h)(1), the aggregate offering price of the 1,140,000 shares for which the offering price is not known has been calculated pursuant to Rule 457(c) on the basis of the average of the high and low sales prices of the Common Stock on the American Stock Exchange on September 25, 1996.

(2) This Registration Statement, pursuant to Rule 416(c), shall be deemed to register an indeterminate amount of interests under the Magellan Health Services, Inc. 1997 Employee Stock Purchase Plan.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by Magellan Health Services, Inc. (the "Registrant") with the Securities and Exchange Commission hereby are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended, on Form 10-K/A filed on December 28, 1995;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995; the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended on Form 10-Q/A filed on May 15, 1996; and the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

         (c) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 30, 1995; and

         (d) The description of the Registrant's Common Stock, par value $0.25 per share, contained in the Registrant's registration statement on Form 8-A, effective on July 21, 1992 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Article VII of the Bylaws of the Registrant provides in substance that the Registrant shall indemnify directors and officers against all liability and related expenses incurred in connection with the affairs of the Registrant if:
(a), in the case of actions not by or in the right of the Registrant, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (with respect to a criminal proceeding) had no reasonable cause to believe his conduct was unlawful; and (b), in the case of actions by or in the right of the Registrant, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification shall be made for a claim as to which the director or officer is adjudged liable for negligence or misconduct unless (and only to the extent that) an appropriate court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity.

         In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit. Article Twelfth of the Registrant's Restated Certificate of Incorporation contains such a provision.

         The Registrant maintains Directors' and Officers' liability insurance with various insurance providers in the aggregate amount of $60,000,000.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

         Exhibit                              Description
         -------                              -----------

         4.1 Restated Certificate of Incorporation of the Registrant, as filed in Delaware on October 16, 1992, which was filed as
                 Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1992, and is incorporated herein by reference.

         4.2 Certificate of Ownership and Merger merging Magellan Health Services, Inc. (a Delaware corporation) into Charter Medical Corporation (a Delaware corporation), as filed in Delaware on December 21, 1995, which was filed as Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995, and is incorporated herein by reference.

         4.3 Form of Share Purchase Rights Plan among the Registrant and First Union National Bank of North Carolina, N.A., which was filed as Exhibit 2.5 to the Registrant's Registration Statement on Form 8-A dated July 6, 1992, and is incorporated herein by reference.

         4.4 Stockholders' Agreement, dated December 13, 1995, among Green Spring Health Services, Inc., Blue Cross and Blue Shield of New Jersey, Inc., Health Care Service Corporation, Independence Blue Cross, Pierce County Medical Bureau, Inc. and the Registrant, which was filed as Exhibit 4(d) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

         4.5 Exchange Agreement, dated December 13, 1995, among Blue Cross and Blue Shield of New Jersey, Inc., Health Care Service Corporation, Independence Blue Cross, Pierce County Medical Bureau, Inc. and the Registrant, which was filed as Exhibit 4(e) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

         4.6 Stock and Warrant Purchase Agreement, dated December 22, 1995, between the Registrant and Richard E. Rainwater, which was filed as Exhibit 4(f) to the Registrant's quarterly report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

         4.7 Amendment No. 1 to Stock and Warrant Purchase Agreement, dated January 25, 1996, between the Registrant and Rainwater-Magellan Holdings, L.P., which was filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 dated February 26, 1996, and incorporated herein by reference.

         4.8 Amendment No. 10, dated as of July 31, 1996, to Second Amended and Restated Credit Agreement, dated as of May 2, 1994, among the Registrant, Bankers Trust Company, as agent, First Union National Bank as co-agent, which was filed as Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, and is incorporated herein by reference.

         4.9 Amendment No. 11, dated as of September 3, 1996, to Second Amended and Restated Credit Agreement, dated as of May 2, 1994, among the Registrant, Bankers Trust Company, as agent, First Union National Bank as co-agent, which was filed as Exhibit (b) 12 to

                 Registrant's Amendment No. 2 to Schedule 13E-4 dated September 5, 1996 and is incorporated herein by reference.

         5.1 Opinion of Steve J. Davis as to the legality of shares of Common Stock being registered.

         23.1    Consent of Arthur Andersen LLP.

         23.2    Consent of Steve J. Davis (contained in opinion filed as
                 Exhibit 5).

         99.1    1996 Stock Option Plan of the Registrant, which was filed as
                 Exhibit 10(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, and is incorporated herein by reference.

         99.2    1997 Employee Stock Purchase Plan of the Registrant.

         99.3 1996 Directors' Stock Option Plan of the Registrant, which was filed as Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, and is incorporated herein by reference.


         Experts

         The audited consolidated financial statements and schedule of Magellan Health Services, Inc. and subsidiaries included in the Magellan Annual Report on Form 10-K for the year ended September 30, 1995 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         Future consolidated financial statements and schedules of Magellan Health Services, Inc. and subsidiaries and the reports thereon of Arthur
Andersen LLP also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Magellan Health Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 25th day of September, 1996.




                                            MAGELLAN HEALTH SERVICES, INC.



                                            By:/s/ Howard A. McLure
                                               -------------------------------
                                                 Howard A. McLure
                                                 Vice President and Controller
                                                 (Principal Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 25, 1996 in the capacities and on the date indicated.





/s/ E. Mac Crawford                         Date:    September   25, 1996
- -------------------------------------            ------------------------------
E. Mac Crawford
President and Chairman of the Board
(Principal Executive Officer)



/s/ Craig L. McKnight                       Date:    September   25, 1996
- -------------------------------------            ------------------------------
Craig L. McKnight
Executive Vice President and
 Chief Financial Officer
(Principal Financial Officer)

/s/ Howard A. McLure                        Date:    September    25, 1996
- -------------------------------------            ------------------------------
Howard A. McLure
Vice President and Controller
(Principal Accounting Officer)



/s/ Edwin M. Banks                          Date:    September    25, 1996
- -------------------------------------            ------------------------------
Edwin M. Banks
Director



/s/ G. Fred DiBona, Jr.                     Date:    September    25, 1996
- -------------------------------------            ------------------------------

G. Fred DiBona, Jr.
Director



/s/ Andre C. Dimitriadis                    Date:    September    25, 1996
- -------------------------------------            ------------------------------
Andre C. Dimitriadis
Director



                                            Date:
- -------------------------------------            ------------------------------
A. D. Frazier, Jr.
Director



/s/ Raymond H. Kiefer                       Date:    September    25, 1996
- -------------------------------------            ------------------------------
Raymond H. Kiefer
Director



                                            Date:
- -------------------------------------            ------------------------------
Gerald L. McManis
Director



                                            Date:
- -------------------------------------            ------------------------------
Darla D. Moore
Director

                                   SIGNATURES


         Pursuant to the requirement of the Securities Act of 1933, the Plan Administrator of the Registrant's 1997 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on the 25th day of September, 1996.

                                            MAGELLAN HEALTH SERVICES, INC.
                                            1997 EMPLOYEE STOCK PURCHASE PLAN



                                            By:     /s/ Steve J. Davis
                                               --------------------------------
                                               Executive Vice President -
                                               Administrative Services and
                                                  General Counsel

                                  EXHIBIT INDEX



Exhibit
   No.                             Description of Exhibit
- -------                            ----------------------



4.1 Restated Certificate of Incorporation of the Registrant, as filed in Delaware on October 15, 1992, which was filed as
          Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1992, and is incorporated herein by reference.

4.2 Certificate of Ownership and Merger merging Magellan Health Services, Inc. (a Delaware corporation) into Charter Medical Corporation (a Delaware corporation), as filed in Delaware on December 21, 1995, which was filed as Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995, and is incorporated herein by reference.

4.3 Form of Share Purchase Rights Plan among the Registrant and First Union National Bank of North Carolina, N.A., which was filed as Exhibit 2.5 to the Registrant's Registration Statement on Form 8-A dated July 6, 1992, and is incorporated herein by reference.

4.4 Stockholders' Agreement, dated December 13, 1995, among Green Spring Health Services, Inc., Blue Cross and Blue Shield of New Jersey, Inc., Health Care Service Corporation, Independence Blue Cross, Pierce County Medical Bureau, Inc. and the Registrant, which was filed as Exhibit 4(d) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

4.5 Exchange Agreement, dated December 13, 1995, among Blue Cross and Blue Shield of New Jersey, Inc., Health Care Service Corporation, Independence Blue Cross, Pierce County Medical Bureau, Inc. and the Registrant, which was filed as Exhibit 4(e) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

4.6 Stock and Warrant Purchase Agreement, dated December 22, 1995, between the Registrant and Richard E. Rainwater, which was filed as Exhibit 4(f) to the Registrant's quarterly report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

4.7 Amendment No. 1 to Stock and Warrant Purchase Agreement, dated January 25, 1996, between the Registrant and Rainwater-Magellan Holdings, L.P., which was filed as Exhibit
          4.7 to the Registrant's Registration Statement on Form S-3 dated February 26, 1996, and incorporated herein by reference.

4.8 Amendment No. 10, dated as of July 31, 1996, to Second Amended and Restated Credit Agreement, dated as of May 2, 1994, among the Registrant, Bankers Trust Company, as agent, First Union National Bank as co-agent, which was filed as Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, and is incorporated herein by reference.

4.9 Amendment No. 11, dated as of September 3, 1996, to Second Amended and Restated Credit Agreement, dated as of May 2, 1994, among the Registrant, Bankers Trust Company, as agent, First Union National Bank as co-agent, which was filed as Exhibit (b) 12 to Registrant's Amendment No. 2 to Schedule 13E-4 dated September 5, 1996 and is incorporated herein by reference.

5.1 Opinion of Steve J. Davis as to the legality of shares of Common Stock being registered.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Steve J. Davis (contained in opinion filed as Exhibit 5.1).

99.1 1996 Stock Option Plan of the Registrant, which was filed as Exhibit 10(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, and is incorporated herein by reference.

99.2      1997 Employee Stock Purchase Plan of the Registrant.

99.3 1996 Directors' Stock Option Plan of the Registrant, which was filed as Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, and is incorporated herein by reference.